Exhibit 99.1

Newtek Business Services, Inc. Reports $335 thousand

Pretax Income for the Third Quarter of 2011

New York, N.Y. - November 9, 2011 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.thesba.com) The Small Business Authority, a provider of business services and financial products to the small- and medium-sized business market, reported today its financial results for the quarter ended September 30, 2011.

Overview

•	Revenues for the quarter rose 5.0% to $30.7 million compared to $29.2 million one year ago.

•	The Company had consolidated pretax income of $335 thousand compared to $248 thousand in the same quarter of 2010.

•	The Small Business Finance segment’s SBA lender closed $25.2 million of loans during the quarter and $74.5 million of loans during the first nine months of 2011.

•	The Small Business Finance segment had pretax income for the quarter of $874 thousand as compared to $404 thousand for the same quarter of 2010.

•	The Company’s SBA loan servicing portfolio, which we service for ourselves and others, grew by $65 million over the nine month period to $361 million.

•	Consolidated Modified EBITDA for the first nine months of 2011 was $6.3 million, as compared to $4.8 million for the same period in 2010.

•

The Company is revising its 2011 guidance by narrowing its projected pretax income bands to between $1.25 million and $2.0 million, from its last issued pretax income range of $1.5 million to $4.0 million, and forecasts consolidated Modified EBITDA at a midpoint of approximately $9.2 million. The revision is based on the Company’s November 1, 2011 relocation from its 1440 Broadway, NY, NY office to smaller spaces in NYC and West Hempstead, NY which resulted in an approximate $1.1 million lease loss expense on the sublease rental to be recognized in the fourth quarter of 2011 as well as moving expenses. This additional expense caused the Company to revise its guidance for 2011. These new arrangements will significantly reduce the Company’s future operating expense and improve its cash flows.

•

The Company is reaffirming its 2012 full year guidance reflecting midpoint consolidated pretax income of $4.5 million and is tightening its bands for pretax income of between $3.0 million and $6.0 million, from its original pretax income range of $2.8 million to $6.1 million.

•	The Company is now forecasting 2012 midpoint consolidated Modified EBITDA of $11.0 million.

Barry Sloane, Chairman, President and Chief Executive Officer of Newtek Business Services, Inc. said “We are pleased with our third quarter performance against the backdrop of an extremely challenging economy. We are continuously emboldened with our trend of increased profitability and improved cash flow. We have continued to restructure our balance sheet, which has been reduced by $40 million in legacy assets and liabilities over the last nine months, from a total of $165 million to $125 million. This has been in conjunction with improved operating results from our core businesses. We see our servicing portfolio in our lending business growing to $450 million to $500 million by the end of 2011 as we grow our own portfolio as well as loans serviced for others.

“We are reaffirming our 2012 guidance with a midpoint of $4.5 million of pretax income and our 2012 Modified EBITDA growing to $11 million, up from a projected $9 million for 2011. Our key to a successful 2012 will depend upon continued growth in our lending business, continued growth and development as the cloud computing provider for independent business owners, and our continued performance and improvement as an eCommerce provider. All of these specialty products are growing as a part of the Company’s brand identification as the Small Business Authority.”

Third Quarter 2011 Financial Results

For the quarter ended September 30, 2011, the Company had consolidated pretax income of $335 thousand, compared to $248 thousand in the third quarter of 2010, an increase of $87 thousand. The Company reported consolidated net income of $880 thousand or $0.02 per share for the quarter, as compared to a consolidated net loss of $(318) thousand, or $(0.01) per share for the same period of 2010. The increase from a net loss to net income year-over-year was due to a tax benefit recorded in 2011 related to the release of a tax valuation allowance attributable to estimated taxable income for Newtek Small Business Finance, as compared to a tax provision recorded for the quarter in 2010.

For the quarter ended September 30, 2011, total consolidated revenues increased $1.5 million, or 5.0%, to $30.7 million compared to $29.2 million in the same quarter of 2010. Total revenue from the three core business service segments (Electronic Payment Processing, Managed Technology Solutions and Small Business Finance) increased to $30.1 million, or by 6.3%, in the third quarter of 2011 compared with $28.3 million for the same quarter of 2010. These three segments represented approximately 98% and 97% of total revenue for 2011 and 2010, respectively.

Revised Outlook for 2011

The Company expects 2011 consolidated revenues of between $122.0 million and $124.8 million, pretax income of between $1.25 million and $2.0 million and Modified EBITDA of between $8.8 million and $9.6 million. The revision is based on the Company’s November 1, 2011 relocation from its 1440 Broadway, NY, NY office to smaller spaces in NYC and West Hempstead, NY which resulted in an approximate $1.1 million lease loss expense on the sublease rental to be recognized in the fourth quarter of 2011. Annual guidance by segment for revenue, pretax income (loss) and Modified EBITDA will be provided in the conference call presentation today Wednesday, November 9, 2011 at 4:15 p.m. ET and will be available in the ‘Events & Presentations’ section of the Investor Relations portion of Newtek’s website at www.thesba.com.

Outlook for 2012

The Company expects 2012 consolidated revenues of between $121.9 million and $125.0 million and pretax income of between $3.0 million and $6.0 million. Midpoint Modified EBITDA is forecasted at $11.0 million. Annual guidance by segment for revenue, pretax income (loss), and Modified EBITDA will also be provided in today’s conference call presentation.

Cautionary Statement

2011 and 2012 Guidance information contained in this press release is based on management’s current expectations. These statements are forward-looking and actual results may differ materially. See “Note Regarding Forward-Looking Statements” below.

Use of Non-GAAP Financial Measures

In evaluating its business, Newtek considers and uses Modified EBITDA as a supplemental measure of its operating performance. The Company defines Modified EBITDA as earnings before income from tax credits, interest expense, taxes, depreciation and amortization, stock compensation expense, other than temporary decline in value of investments, Capco fair value change and the loss on the lease restructure. The Company also presents Modified EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Modified EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income (loss), operating performance or liquidity presented in accordance with

U.S. GAAP. Modified EBITDA has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider Modified EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Modified EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools. The Company compensates for these limitations by relying primarily on its GAAP results supplemented by Modified EBITDA.

Third Quarter 2011 Conference Call and Webcast

A conference call to discuss these results will be hosted by Barry Sloane, Chairman, President and Chief Executive Officer, and Jennifer Eddelson, Chief Accounting Officer, today, Wednesday, November 9, 2011 at 4:15 p.m. ET. The live conference call can be accessed by dialing (877) 303-6993 (domestic) or (760) 666-3611 (international).

A live audio webcast of the call and the corresponding presentation will be available in the ‘Events & Presentation’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation. The telephone replay can be accessed by dialing (855) 859-2056 or (404) 537-3406 and entering code 19822813. Both web-based and telephonic replays will be available through November 15, 2011.

About Newtek Business Services, Inc.

Newtek Business Services, Inc., The Small Business Authority, is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the NewtekTM brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses and to compete effectively in today’s marketplace. Newtek provides one or more of its services to over 100,000 business accounts and has positioned the NewtekTM brand as a one-stop-shop provider of such business services. According to the U.S. Small Business Administration, there are over 27.5 million small businesses in the United States, which in total represent 99.7% of all employer firms.

Newtek Business Services, The Small Business Authority, provides the following products and services:

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Electronic Payment Processing: eCommerce, electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•	Web Hosting: Full-service web host which offers eCommerce solutions, shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	eCommerce: A suite of services that enable small businesses to get up and running on-line quickly and cost effectively, with integrated web design, payment processing and shopping cart services.

•	Business Lending: Broad array of lending products including SBA 7(a) and SBA 504 loans.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

Note Regarding Forward-Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.thesba.com.

Contact:

Newtek Business Services, Inc.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

Public Relations Contact:

Rubenstein Public Relations, Inc.

Liz Petrova

212-843-9335

lpetrova@rubensteinpr.com

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(In Thousands, except for Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Operating revenues	$30,657	$29,202	$93,502	$83,061

Net change in fair value of:
SBA loans	(870)	50	(4,729)	2,076
Credits in lieu of cash and notes payable in credits in lieu of cash	(46)	(44)	30	130

Total net change in fair value	(916)	6	(4,699)	2,206

Operating expenses:
Electronic payment processing costs	17,761	17,456	52,483	50,580
Salaries and benefits	5,247	4,677	15,956	14,365
Interest	749	1,023	2,608	3,307
Depreciation and amortization	1,021	1,155	3,080	3,586
Provision for loan losses	215	658	301	1,511
Other general and administrative costs	4,413	3,991	13,071	12,030

Total operating expenses	29,406	28,960	87,499	85,379

Income (loss) before income taxes	335	248	1,304	(112)
Benefit (provision) for income taxes	502	(590)	(301)	77

Net income (loss)	837	(342)	1,003	(35)
Net loss attributable to non-controlling interests	43	24	98	181

Net income (loss) attributable to Newtek Business Services, Inc.	$880	$(318)	$1,101	$146

Weighted average common shares outstanding - basic	35,716	35,659	35,703	35,651

Weighted average common shares outstanding - diluted	36,544	35,659	36,397	35,795

Earnings (loss) per share - basic and diluted	$0.02	$(0.01)	$0.03	$0.00

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

(In Thousands, except for Per Share Data)

	September 30, 2011	December 31, 2010
	Unaudited
ASSETS
Cash and cash equivalents	$13,678	$10,382
Restricted cash	6,979	10,747
Broker receivable	10,666	12,058
SBA loans held for investment, net (includes $16,779 and $19,092, respectively, related to securitization trust VIE; net of reserve for loan losses of $2,853 and $3,560, respectively)	20,048	23,742
SBA loans held for investment, at fair value (includes $3,250 and $0, respectively, related to securitization trust VIE)	15,484	2,310
Accounts receivable (net of allowance of $630 and $193, respectively)	10,139	9,990
SBA loans held for sale, at fair value	938	1,014
Prepaid expenses and other assets, net (includes $799 and $866, respectively, related to securitization trust VIE)	7,636	7,809
Servicing asset (net of accumulated amortization and allowances of $5,769 and $5,189, respectively)	3,226	2,225
Fixed assets (net of accumulated depreciation and amortization of $16,074 and $14,719, respectively)	2,820	3,210
Intangible assets (net of accumulated amortization of $12,812 and $11,881, respectively)	1,680	2,753
SBA loans transferred, subject to premium recourse ($1,392 and $21,212, respectively, at fair value)	1,392	31,189
Credits in lieu of cash	19,219	35,494
Goodwill	12,092	12,092

Total assets	$125,997	$165,015

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$12,815	$10,321
Notes payable (includes $13,260 and $15,104, respectively, related to securitization trust VIE)	32,987	28,053
Deferred revenue	1,649	1,768
Liability on SBA loans transferred, subject to premium recourse	1,392	30,783
Notes payable in credits in lieu of cash	19,219	35,494
Deferred tax liability	1,131	3,002

Total liabilities	69,193	109,421

Commitments and contingencies
Equity:
Newtek Business Services, Inc. stockholders’ equity:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 54,000 shares, 36,701 issued, 35,716 and 35,666 outstanding, respectively, not including 83 shares held in escrow)	734	734
Additional paid-in capital	57,815	57,650
Accumulated deficit	(2,335)	(3,436)
Treasury stock, at cost (985 and 1,035 shares, respectively)	(604)	(663)

Total Newtek Business Services, Inc. stockholders’ equity	55,610	54,285
Non-controlling interests	1,194	1,309

Total equity	56,804	55,594

Total liabilities and equity	$125,997	$165,015